Airspan Networks Announces Results for the Third Quarter of 2006

Record Year-to-Date Sales of $97 million, Up 32% From Comparable Period of 2005

BOCA RATON, Fla.—November 8, 2006 - Airspan Networks Inc. (NASDAQ: AIRN) today announced third quarter financial results for the period ending October 1, 2006. The Company reported revenue for the third quarter of $27.3 million, down 11% versus the third quarter of 2005. Year-to-date revenue of $96.5 million was up 32% versus the first 9 months of 2005. The net loss attributable to common stockholders for the third quarter was $(0.46) per share versus a loss of $(0.05) per share in the third quarter 2005. The third quarter 2006 loss included a non-cash charge of $9.2 million ($0.23 per share) associated with the issuance of Series B Preferred Stock for all of the previously outstanding Series A Preferred Stock and approximately $29 million of cash.

Third Quarter Business Highlights

• WiMAX
•	Sales of WiMAX Forum CertifiedTM and non-certified products to more than 60 customers, including our 100th such customer.
•	Significant deployment by Deutsche Breitband Dienste began in Germany, and Pipex Wireless announced a deployment in England.
•	Successfully conducted a mobile plugfest, demonstrating Airspan’s 802.16e equipment to be interoperable with other vendors’ equipment.
•	Introduced several new base station models - the mobility-capable HiperMAX, and the low-cost MicroMAX SOC.
•	Successfully completed network optimization with Yozan in Japan, confirming network availability in excess of 99%. The Yozan supply contract value was confirmed at $28 million.

• WipLL
•	Second highest ever quarterly revenue for WipLL, following a record second quarter this year. Third quarter 2006 WipLL revenue was 25% higher than the comparable period of 2005.

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• Balance Sheet
•
Ended the quarter with cash balances (including restricted cash and short term investments) of $40.5 million, which included approximately $29 million raised from the sale of preferred stock to Oak Investment Partners.

•	Obtained a $10 million secured line of credit from Silicon Valley Bank.

• Management Team and Board of Directors
•	Industry veteran Alastair Westgarth appointed Chief Technical Officer.
•	Outside Directors Julianne Biagini and Bandel Carano added to the Board of Directors.

Financial Results

Revenue totaled $27.3 million for the quarter ended October 1, 2006, representing an 11% decrease from the $30.5 million reported for the quarter ended October 2, 2005. The decrease was attributable primarily to lower sales of our legacy Proximity and AS4000/4020 products, offset in part by increased sales of WiMAX, WipLL and AS.NET product lines. The decline in revenue compared to the second quarter of 2006 was due mainly to lower revenue recorded under the Yozan supply agreement in the third quarter. 2006 year-to-date revenue grew by 32% over the first three quarters of 2005 due to increased WiMAX and WipLL sales, offset by lower Proximity revenues. The year-to-date revenue of $68.3 million associated with our product lines other than Proximity and AS.NET represents 120% growth compared to revenue of $31 million for such product lines in the same period of 2005.

We recorded a gross profit of $7.3 million in the quarter, and our gross profit as a percentage of revenue (“gross profit margin”) was 27%. This compares to a reported gross profit of $9.1 million and a gross profit margin of 30% for the third quarter of 2005, and a gross profit of $8.7 million and a gross profit margin of 19% for the second quarter of 2006. Our gross margins in the third quarter 2006 were relatively lower than the margins generated in the same period of 2005 due primarily to a change in mix of products sold and increased new product introduction costs.

Third quarter 2006 operating expenses of $16.3 million were $4.2 million higher than the third quarter of 2005, but $0.7 million lower than the prior quarter’s operating expenses. The third quarter 2006 included a $1.5 million restructuring charge. In July 2006, we decreased our headcount and our monthly operating expenses by initiating a restructuring and other cost-containment programs. Excluding the $1.5 million restructuring charge in the third quarter, operating expenses were reduced 13% on a non-GAAP basis from the prior quarter’s operating expenses. There were no restructuring charges in the third quarter of 2005.

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Net loss for the third quarter of 2006 was $(18.3) million, or $(0.46) per share. This included a charge of $9.2 million ($0.23 per share) for the deemed dividend on the issuance of preferred stock and other related costs, and compared to a net loss of $2.1 million ($(0.05) per share) in the third quarter of 2005.

In the third quarter 2006, we took two important steps to strengthen our cash position. In August we closed a two-year secured revolving credit line of up to $10 million with Silicon Valley Bank. In September, we issued 200,690 shares of Series B Preferred Stock to Oak Investment Partners in exchange for approximately $29 million of cash and Oak’s transfer of all 73,000 shares of Series A Preferred Stock held by Oak prior to the close of the transaction. We ended the third quarter with a cash balance, including restricted cash, of $40.5 million, a $23.1 million increase over the balance at the end of the prior quarter.

“We are pleased to report that our 2006 revenue year-to-date is up almost a third versus the first three quarters of 2005, and is already higher than the full year revenue for 2004,” said Eric Stonestrom, Airspan’s president and chief executive officer. “We are making great strides in the development and deployment of our WiMAX products, selling this quarter to our 100th WiMAX customer. The deployments announced in England and Germany, together with the successful completion of Yozan’s Tokyo network optimization, demonstrate the acceptance of our WiMAX products in major developed economies. We continue to lead the field in WiMAX product certification and interoperability testing. Our restructuring activities began in July 2006 and they are already producing cost savings. Headcount and operating costs are down and our new Operations leadership team is in place.”

“Year-to-date revenues are well up on 2005, although the cost of new product introduction has affected our gross profit margins,” said Peter Aronstam, chief financial officer. “Specific plans for improving margin levels are being implemented. We are also pleased with our progress in the quarter of reducing operating expenses from levels incurred earlier in 2006. The additional cash from Oak and the availability of the new bank line of credit will allow us to focus on the introduction of new WiMAX products to the market in the months ahead.”

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Outlook

Mr. Stonestrom also stated that the Company expects revenues for the full year to be in the range of $125 to $130 million. He said: “This would give us double digit revenue growth for the full year, driven by more than 80% revenue growth year-over-year of our WiMAX and WipLL products.

Investor Conference

The Company has scheduled an investor conference call for 5 p.m. EST today. The dial-in numbers for the live conference call are as follows: US toll-free number is (888) 443-9987; the international access dial-in number is +1-706-634-0598. Please reference the Airspan Networks Conference ID # 6576166.

Investors may register for the live web cast of the conference call under the 'financial calendar' tab of the Investor Relations section of the Airspan Web site at http://www.visualwebcaster.com/event.asp?id=36522.

For those who cannot listen to the live broadcast, an audio replay of the call will be available under the 'audio archives' section of the Investor Relations section of the Airspan Web site. The US toll-free number for the replay is (800) 642-1687; international access number for the replay is +1-706-645-9291. Please use access code 6576166.

Use of Non-GAAP Measures

To supplement our financial results presented on a GAAP basis, we use non-GAAP measures indicated in the press release, which exclude certain accounting entries related to operating expenses, which we believe may be helpful in understanding our financial performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These non-GAAP measures are among the many factors management uses in planning for and forecasting future periods. Our non-GAAP financial measures reflect adjustments based on the following item:

-- Exclusion of certain items of Operating expenses: Accounting rules require us to account for all operating expenses we incur in the reported period, including any costs we may incur as part of a restructuring of the business. In presenting our operating expenses, we have presented operating expenses both with and without the requisite accounting for restructuring costs. We believe this is useful because the exclusion of restructuring costs for a particular period may help investors better understand the effect that the restructuring has had on operating expenses when compared to operating expenses for prior periods, and also what effect the restructuring may have on operating expenses in future periods.

In addition, in this press release we have also presented revenue both with and excluding revenue generated from certain product lines when making comparisons to prior periods. Accounting rules require us to account for revenues from all products and services sold and delivered when reporting revenue in any accounting period. Because we sell a mix of products that are at various stages in their perceived product cycles, we believe it is useful for us and investors to be able to determine and compare with prior periods the rates of growth in revenues of new products and declines in revenues of mature product lines. The presentation in this press release is intended to reflect in particular the growth of the newer broadband wide-area wireless access products. We believe this is useful to investors as a measure of the ongoing performance of our business because we have historically experienced improving growth of new products in the periods closely following their introduction, and declines in revenues of older-generation products.

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About Airspan Networks Inc.

Airspan Networks provides fixed and wireless voice and data systems and solutions, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes products meeting 802.11 a/b/g Wi-Fi standards, and WiMAX Forum CertifiedTM equipment that includes software upgradeability to Mobile WiMAX (the 802.16e-2005 standard). Airspan is on the Board and is a founder member of the WiMAX Forum and a member of the Wi-Fi Alliance. The Company has deployments in more than 100 countries with more than 400 operators, 100 of which use Airspan's WiMAX Forum CertifiedTM and non-certified products. Airspan's wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan's AS.TONE VoIP system is a carrier class, turnkey solution that provides carriers with Class 4, Class 5 and IP-Centrex solutions and has a Softswitch and Gateways supporting SIP/H323 and SIP. AS.Tone's design provides customers, carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words “targets”, "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) the potential loss of Axtel and Yozan as our largest customers; (vi) our potential inability to locate and secure additional sources of capital at the time and in the amount needed; (vii) the possibility that Yozan will materially delay or cancel future equipment orders; (viii) disruption to our operations in Israel, including the absence of employees due to required military service caused by political and military tensions in Israel and the Middle East. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its Form 10-Qs for the quarters ended April 2, 2006, July 2, 2006 and October 1, 2006. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investment and Media Inquiries, contact:

Peter Aronstam
Senior Vice President & Chief Financial Officer
Airspan Networks, Inc.
Tel: +1 561 893-8682
Fax: +1 561 893-8681
Email: paronstam@airspan.com

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Airspan Networks Inc.

Consolidated Statements of Income
(in thousands except for share and per share data)

	Quarter End		Year-to-Date
	October 2,	October 1,	October 2,	October 1,
	2005	2006	2005	2006
	(unaudited)		(unaudited)
Revenue	$30,545	$27,303	$73,072	$96,538
Cost of revenue	(21,462)	(20,047)	(51,711)	(74,119)

Gross profit	9,083	7,256	21,361	22,419

Operating expenses:
Research and development	5,398	6,065	15,058	18,850
Sales and marketing	2,858	4,051	8,105	13,582
Bad debt provision	307	297	802	1,548
General and administrative	3,223	4,072	9,046	12,154
Amortization of intangibles	337	276	593	826
Restructuring provision	-	1,528	1,150	1,528

Total operating expenses	12,123	16,289	34,754	48,488

Loss from operations	(3,040)	(9,033)	(13,393)	(26,069)

Net interest and other income	345	(73)	1,068	723

Loss before tax	(2,695)	(9,106)	(12,325)	(25,346)

Income tax charge/(credit)	(567)	17	(562)	(262)

Net loss	(2,128)	(9,123)	(11,763)	(25,084)

Preferred stock deemed dividend	-	(9,179)	-	(9,179)

Net loss attributable to common stockholders	$(2,128)	$(18,302)	$(11,763)	$(34,263)

Net loss per share - basic and diluted	$(0.05)	$(0.46)	$(0.30)	$(0.86)

Weighted average shares outstanding- basic and diluted	39,396,155	40,137,526	38,677,301	39,924,492

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Airspan Networks Inc.

Consolidated Balance Sheets
(in thousands)

	December 31, 2005	October 1, 2006
		(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$44,140	$38,178
Restricted cash	2,290	1,280
Short term investments	6,020	1,008
Accounts receivable	24,348	24,422
Unbilled accounts receivable	273	2,018
Inventory	16,850	23,365
Prepaid expenses and other current assets	3,722	6,314
Total Current Assets	97,643	96,585
Property, plant and equipment, net	5,268	6,044
Goodwill	10,231	10,231
Intangible assets, net	3,865	3,040
Other non-current assets	3,445	3,460
Total Assets	$120,452	$119,360
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$24,678	$23,975
Accrued taxes	1,156	760
Deferred revenue	1,514	2,720
Customer advances	13,935	4,576
Other accrued expenses	13,113	14,610
Current portion long term debt	96	-
Total Current Liabilities	54,492	46,641

Non Current Liabilities
Long term debt	1,296	1,493
Accrued interest on long term debt	53	133
Total Current Liabilities	1,349	1,626

Stockholders’ Equity
Preferred stock	-	-
Common stock	12	12
Note receivable - stockholder	(87)	(87)
Additional paid in capital	267,426	308,041
Accumulated other comprehensive income	(130)	-
Accumulated deficit	(202,610)	(236,873)
Total Stockholders’ Equity	64,611	71,093

Total Liabilities and Stockholders’ Equity	$120,452	$119,360

Third Quarter 2006 Earnings - page 8 of 8

Airspan Networks Inc

Reconciliation between GAAP and Non-GAAP Statement of Income
(in thousands except for share and per share data)

		Three Months Ended		Three Months Ended
		October 1, 2006		July 2, 2006
	GAAP	Adjustments	Non-GAAP	Non-GAAP
		(unaudited)		(unaudited)
Revenue	$27,303	-	$27,303	$45,435
Cost of revenue	(20,047)	-	(20,047)	(36,710)
Gross profit	7,256	-	7,256	8,725
Operating expenses:
Research and development	6,065		6,065	6,675
Sales and marketing	4,051		4,051	5,026
Bad debt provision	297		297	715
General and administrative	4,072		4,072	4,320
Amortization of intangibles	276		276	275
Restructuring provision	1,528	(1,528)	-	-

Total operating expenses	16,289	(1,528)	14,761	17,011

Loss from operations	(9,033)		(7,505)	(8,286)

Net interest and other income	(73)		(73)	617

Loss before income taxes	(9,106)		(7,578)	(7,669)

Income tax charge/(credit)	$17		$17	$5

Net loss	$(9,123)		$(7,595)	$(7,674)
Preferred stock deemed dividend	(9,179)		(9,179)	-

Net loss attributable to common stockholders	$(18,302)		$(16,774)	$(7,674)

Net loss per share - basic and diluted	$(0.46)		$(0.42)	$(0.19)

Weighted average shares outstanding- basic and diluted	40,137,526		40,137,526	39,902,699